Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Multimanager Core Bond Portfolio  (AXA-VIP)
BlackRock Bond Allocation Target Shares: Series C Portfolio (BATSC) BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio  (BR-CORE)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser)  (BVA-BF)
BlackRock Total Return Portfolio (Ins - Series)  (BVA-TR)
Transamerica Partners Core Bond Portfolio  (DIA-CORE)
Metropolitan Series BlackRock Bond Income Portfolio  (MET-BI)
Metropolitan Series BlackRock Diversified Portfolio (Core PLUS Bond)
(METD_B)
Master Total Return Portfolio of Master Bond LLC  (MF-BOND)
Bond Index Master Portfolio  (MIP_AGG)
Transamerica Multi-Managed Balanced Portfolio  (TA-CORE)
Transamerica Multi-Managed Balanced Portfolio VP  (TAP-CORE)
Transamerica Partners Balanced Portfolio  (TRANS-CORE)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
08-06-2013

Security Type:
BND/CORP

Issuer
American International Group, Inc.  (2020)

Selling Underwriter
Citigroup Global Markets Inc.

Affiliated
Underwriter(s)
[X] PNC
[ ] Other:

List of
Underwriter(s)
Citigroup Global Markets Inc., HSBC Securities
(USA) Inc., U.S. Bancorp Investments, Inc., Wells
Fargo Securities, Mizuho Securities USA Inc.,
Scotia Capital (USA) Inc., SMBC Nikko Securities
America, Inc., Standard Chartered Bank, CastleOak
Securities, L.P., ING Financial Markets LLC,
Mischler Financial Group, Inc., Muriel Siebert &
Co., Inc., PNC Capital Markets LLC, Samuel A.
Ramirez & Company, Inc.


Transaction Details
Date of Purchase
08-06-2013

Purchase Price/Share
(per share / % of par)
$99.975

Total
Commission,
Spread or
Profit
0.400%

1.   Aggregate Principal Amount Purchased (a+b)
$59,675,000

a.   US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$24,560,000

b.   Other BlackRock Clients
$35,115,000

2.   Aggregate Principal Amount of Offering
$1,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.059675


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X] U.S. Registered Public Offering   [Issuer must have 3 years of
continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3 years of continuous
operations]
[ ] Eligible Municipal Securities   [Issuer must have 3 years of
continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years of continuous
operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Global Syndicate Team Member
Date:08-08-2013





Approved by:
Steven DeLaura
Global Syndicate Team Member
Date:08-08-13













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